UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2014

ASB Bancorp, Inc.
(Exact Name of Registrant As Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

001-35279	45-2463413
(Commission File Number)	(I.R.S. Employer Identification No.)

11 Church Street, Asheville, North Carolina 28801
(Address of Principal Executive Offices)   (Zip Code)

(828) 254-7411
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement

On July 18, 2014, ASB Bancorp, Inc. (the “Company”) entered into a Stock Repurchase Agreement (the “Agreement”) with Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Associates, L.P., and Stilwell Partners, L.P. (collectively, the “Sellers”).  Pursuant to the Agreement, the Company purchased 392,900 shares of its common stock, $0.01 par value, from the Sellers for an aggregate purchase price of $7,858,000, or $20.00 per share.  The repurchase was funded with cash on hand.  Following the repurchase transaction, the Company had 4,438,411 shares of common stock outstanding.

The foregoing summary of the Agreement is qualified by reference to the full text of the Agreement, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit
No.	Description of Exhibit

10.1	Stock Purchase Agreement dated July 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASB BANCORP, INC.

By:	/s/ Suzanne S. DeFerie
Name: Suzanne S. DeFerie
Title: President and Chief Executive Officer

Dated: July 22, 2014

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

10.1	Stock Purchase Agreement dated July 18, 2014